Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2022

DALLAS — (BUSINESS WIRE) April 21, 2022 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2022. Hilltop produced income to common stockholders of $22.3 million, or $0.28 per diluted share, for the first quarter of 2022, compared to $120.3 million, or $1.46 per diluted share, for the first quarter of 2021. Hilltop’s financial results for the first quarter of 2022 included decreases in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income as well as declines in net revenues within the broker-dealer segment’s structured finance and fixed income services business lines.

Rising interest rates and inflationary pressures materially impacted our financial results during the first quarter of 2022. Additional headwinds during 2022 are expected to include tight housing inventories on mortgage volumes, a return to normalized credit losses and declining deposit balances. The COVID-19 pandemic may also continue to adversely impact financial markets and overall economic conditions. The extent of the impact of these expected headwinds and the pandemic on our operational and financial performance for the remainder of 2022 remains uncertain.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on May 27, 2022, to all common stockholders of record as of the close of business on May 13, 2022. During the three months ended March 31, 2022, there were no stock repurchases.

Jeremy B. Ford, President and CEO of Hilltop, said “Our results in the first quarter were driven primarily by the strength and stability of PlainsCapital Bank, which generated growth in its core loan portfolio while experiencing improvement in its asset quality. PrimeLending and HilltopSecurities, both primarily fee-based businesses, were pressured by the sharp rise in interest rates, lower housing inventories and lower trading volumes. Additionally, total noninterest expenses at Hilltop declined during the period as our team remains focused on expense management. Overall, we are adapting to the new mortgage and interest rate environments and believe we have the team and business model in place to drive improvement.”

First Quarter 2022 Highlights for Hilltop:

●	The provision for credit losses was $0.1 million during the first quarter of 2022, compared to a reversal of credit losses of $18.6 million in the fourth quarter of 2021;
o	The provision for credit losses during the first quarter of 2022 primarily reflected a slower U.S. economic outlook since the prior quarter, significantly offset by decreases in specific reserves and positive risk rating grade migration.
●	For the first quarter of 2022, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $143.0 million, compared to $310.2 million in the first quarter of 2021, a 53.9% decrease;
o	Mortgage loan origination production volume was $3.8 billion during the first quarter of 2022, compared to $6.2 billion in the first quarter of 2021;
o	Net gains from mortgage loans sold to third parties decreased to 321 basis points during the first quarter of 2022, compared to 362 basis points in the fourth quarter of 2021.
●	Hilltop’s consolidated annualized return on average assets and return on average equity for the first quarter of 2022 were 0.53% and 3.60%, respectively, compared to 2.90% and 20.58%, respectively, for the first quarter of 2021;
●	Hilltop’s book value per common share decreased to $31.02 at March 31, 2022, compared to $31.95 at December 31, 2021;
o	Decline in book value per common share during the first quarter of 2022 impacted by the significant increase of approximately $120 million in pre-tax net unrealized losses within our available for sale investment portfolio related to increases in market interest rates since purchase;
o	Certain agency-issued securities were transferred from the available-for-sale to held-to-maturity portfolio on March 31, 2022 with pre-tax unrealized losses of approximately $74 million as of the date of transfer.

●	Hilltop’s total assets were $18.4 billion and $18.7 billion at March 31, 2022 and December 31, 2021, respectively;
●	Loans[1], net of allowance for credit losses, increased to $7.2 billion at March 31, 2022 compared to $7.1 billion at December 31, 2021;
●	Non-performing loans were $44.3 million, or 0.47% of total loans, at March 31, 2022, compared to $51.1 million, or 0.52% of total loans, at December 31, 2021;
●	Loans held for sale decreased by 12.5% from December 31, 2021 to $1.6 billion at March 31, 2022;
●	Total deposits were $12.7 billion and $12.8 billion at March 31, 2022 and December 31, 2021, respectively;
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 12.46% and a Common Equity Tier 1 Capital Ratio of 21.27% at March 31, 2022;
●	Hilltop’s consolidated net interest margin[4] decreased to 2.36% for the first quarter of 2022, compared to 2.44% in the fourth quarter of 2021;
o	Includes previously deferred interest income of $1.6 million during the first quarter of 2022 related to PPP loan-related origination fees, compared to $7.5 million in the first quarter of 2021.
●	For the first quarter of 2022, noninterest income was $216.4 million, compared to $417.6 million in the first quarter of 2021, a 48.2% decrease;
●	For the first quarter 2022, noninterest expense was $286.4 million, compared to $366.7 million in the first quarter of 2021, a 21.9% decrease; and
●	Hilltop’s effective tax rate was 19.4% during the first quarter of 2022, compared to 23.4% during the same period in 2021.
o	The effective tax rate for the first quarter of 2022 was lower than the applicable statutory rate primarily due to the discrete impact of restricted stock vesting during the quarter.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $506.2 million and $733.0 million at March 31, 2022 and December 31, 2021, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2022	2021	2021	2021	2021
Cash and due from banks	$2,886,812	$2,823,138	$2,463,111	$1,372,818	$1,564,489
Federal funds sold	383	385	406	387	396
Assets segregated for regulatory purposes	128,408	221,740	269,506	207,284	273,393
Securities purchased under agreements to resell	256,991	118,262	155,908	202,638	106,342
Securities:
Trading, at fair value	471,763	647,998	609,813	682,483	528,712
Available for sale, at fair value, net	1,462,340	2,130,568	1,994,183	1,817,807	1,715,406
Held to maturity, at amortized cost, net	953,107	267,684	277,419	288,776	300,088
Equity, at fair value	225	250	221	193	189
	2,887,435	3,046,500	2,881,636	2,789,259	2,544,395
Loans held for sale	1,643,994	1,878,190	2,108,878	2,885,458	2,538,986
Loans held for investment, net of unearned income	7,797,903	7,879,904	7,552,926	7,645,227	7,810,657
Allowance for credit losses	(91,185)	(91,352)	(109,512)	(115,269)	(144,499)
Loans held for investment, net	7,706,718	7,788,552	7,443,414	7,529,958	7,666,158

Broker-dealer and clearing organization receivables	1,610,352	1,672,946	1,419,652	1,403,447	1,596,817
Premises and equipment, net	198,906	204,438	210,026	212,402	213,304
Operating lease right-of-use assets	108,180	112,328	115,942	115,698	101,055
Mortgage servicing assets	100,475	86,990	110,931	124,497	142,125
Other assets	546,622	452,880	526,339	535,536	648,895
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	14,233	15,284	16,455	17,705	19,035
Total assets	$18,356,956	$18,689,080	$17,989,651	$17,664,534	$17,682,837

Deposits:
Noninterest-bearing	$4,694,592	$4,577,183	$4,433,148	$4,231,082	$4,031,181
Interest-bearing	7,972,110	8,240,894	7,699,014	7,502,703	7,701,598
Total deposits	12,666,702	12,818,077	12,132,162	11,733,785	11,732,779
Broker-dealer and clearing organization payables	1,397,836	1,477,300	1,496,923	1,439,620	1,546,227
Short-term borrowings	835,054	859,444	747,040	915,919	676,652
Securities sold, not yet purchased, at fair value	97,629	96,586	113,064	132,950	97,055
Notes payable	395,479	387,904	395,804	396,653	401,713
Operating lease liabilities	125,919	130,960	134,296	134,019	120,339
Junior subordinated debentures	—	—	—	67,012	67,012
Other liabilities	347,742	369,606	468,020	348,200	595,045
Total liabilities	15,866,361	16,139,877	15,487,309	15,168,158	15,236,822

Common stock	794	790	790	812	823
Additional paid-in capital	1,275,649	1,274,446	1,270,272	1,302,439	1,319,518
Accumulated other comprehensive income (loss)	(80,565)	(10,219)	367	7,093	3,486
Retained earnings	1,267,415	1,257,014	1,204,307	1,159,304	1,094,727
Deferred compensation employee stock trust, net	744	752	751	754	752
Employee stock trust	(104)	(115)	(116)	(121)	(121)
Total Hilltop stockholders' equity	2,463,933	2,522,668	2,476,371	2,470,281	2,419,185
Noncontrolling interests	26,662	26,535	25,971	26,095	26,830
Total stockholders' equity	2,490,595	2,549,203	2,502,342	2,496,376	2,446,015
Total liabilities & stockholders' equity	$18,356,956	$18,689,080	$17,989,651	$17,664,534	$17,682,837

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2022	2021	2021	2021	2021
Interest income:
Loans, including fees	$90,408	$96,104	$99,769	$104,162	$104,277
Securities borrowed	8,817	8,524	8,585	15,586	28,972
Securities:
Taxable	15,581	13,916	12,341	11,125	10,251
Tax-exempt	2,419	2,639	2,687	2,338	2,102
Other	2,312	1,872	1,796	1,607	1,321
Total interest income	119,537	123,055	125,178	134,818	146,923

Interest expense:
Deposits	4,193	4,404	5,303	6,176	7,741
Securities loaned	7,472	6,624	6,519	12,345	25,486
Short-term borrowings	2,045	2,279	2,400	2,374	2,013
Notes payable	4,437	5,871	5,465	5,253	4,797
Junior subordinated debentures	—	—	419	577	562
Other	1,399	(417)	(18)	177	642
Total interest expense	19,546	18,761	20,088	26,902	41,241

Net interest income	99,991	104,294	105,090	107,916	105,682
Provision for (reversal of) credit losses	115	(18,565)	(5,819)	(28,720)	(5,109)
Net interest income after provision for (reversal of) credit losses	99,876	122,859	110,909	136,636	110,791

Noninterest income:
Net gains from sale of loans and other mortgage production income	110,894	156,103	203,152	199,625	267,080
Mortgage loan origination fees	32,062	35,930	38,780	42,146	43,155
Securities commissions and fees	37,146	32,801	34,412	38,300	38,314
Investment and securities advisory fees and commissions	29,705	42,834	49,646	32,268	27,695
Other	6,621	17,178	41,955	27,560	41,341
Total noninterest income	216,428	284,846	367,945	339,899	417,585

Noninterest expense:
Employees' compensation and benefits	200,019	229,717	258,679	248,486	270,353
Occupancy and equipment, net	24,766	25,741	25,428	25,004	24,429
Professional services	10,063	9,904	14,542	16,239	13,585
Other	51,502	56,832	56,525	53,639	58,295
Total noninterest expense	286,350	322,194	355,174	343,368	366,662

Income before income taxes	29,954	85,511	123,680	133,167	161,714
Income tax expense	5,815	20,715	28,257	31,234	37,770
Net income	24,139	64,796	95,423	101,933	123,944
Less: Net income attributable to noncontrolling interest	1,889	2,611	2,517	2,873	3,599
Income attributable to Hilltop	$22,250	$62,185	$92,906	$99,060	$120,345

Earnings per common share:
Basic	$0.28	$0.79	$1.16	$1.21	$1.46
Diluted	$0.28	$0.78	$1.15	$1.21	$1.46

Cash dividends declared per common share	$0.15	$0.12	$0.12	$0.12	$0.12

Weighted average shares outstanding:
Basic	79,114	78,933	80,109	81,663	82,169
Diluted	79,356	79,427	80,542	82,199	82,657

	Three Months Ended March 31, 2022
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$92,070	$11,518	$(1,835)	$(3,389)	$1,627	$99,991
Provision for (reversal of) credit losses	(50)	165	—	—	—	115
Noninterest income	12,771	60,691	143,195	1,766	(1,995)	216,428
Noninterest expense	58,430	80,647	134,859	12,793	(379)	286,350
Income (loss) before taxes	$46,461	$(8,603)	$6,501	$(14,416)	$11	$29,954

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2022	2021	2021	2021	2021

Hilltop Consolidated:
Return on average stockholders' equity	3.60%	9.93%	14.96%	16.42%	20.58%
Return on average assets	0.53%	1.41%	2.13%	2.29%	2.90%
Net interest margin (1)	2.36%	2.44%	2.53%	2.62%	2.69%
Net interest margin (taxable equivalent) (2):
As reported	2.37%	2.45%	2.54%	2.63%	2.69%
Impact of purchase accounting	7 bps	12 bps	9 bps	16 bps	13 bps
Book value per common share ($)	31.02	31.95	31.36	30.44	29.41
Shares outstanding, end of period (000's)	79,439	78,965	78,959	81,153	82,261
Dividend payout ratio (3)	53.57%	15.19%	10.34%	9.92%	8.19%

Banking Segment:
Net interest margin (1)	2.65%	2.81%	2.99%	3.19%	3.30%
Net interest margin (taxable equivalent) (2):
As reported	2.65%	2.82%	3.00%	3.20%	3.31%
Impact of purchase accounting	8 bps	15 bps	11 bps	20 bps	17 bps
Accretion of discount on loans ($000's)	2,510	4,716	3,221	6,001	4,851
Net recoveries (charge-offs) ($000's)	(282)	405	62	(510)	564
Return on average assets	0.98%	1.44%	1.36%	1.91%	1.48%
Fee income ratio	12.2%	10.8%	10.5%	8.9%	9.8%
Efficiency ratio	55.7%	54.2%	48.8%	49.7%	48.4%
Employees' compensation and benefits ($000's)	33,517	34,415	31,500	33,369	30,992

Broker-Dealer Segment:
Net revenue ($000's) (4)	72,209	94,569	126,570	94,145	109,137
Employees' compensation and benefits ($000's) (5)	55,825	65,301	82,429	62,289	66,157
Variable compensation expense ($000's)	26,625	35,939	53,505	34,409	37,412
Compensation as a % of net revenue (5)	77.3%	69.1%	65.1%	66.2%	60.6%
Pre-tax margin (6)	(11.9)%	1.8%	13.8%	7.3%	16.2%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,753,031	3,559,137	3,948,420	4,018,922	2,902,710
Refinancings	1,011,452	1,430,369	1,646,208	1,881,121	3,281,395
Total mortgage loan originations - volume	3,764,483	4,989,506	5,594,628	5,900,043	6,184,105
Mortgage loan sales - volume ($000's)	3,868,596	4,988,538	6,195,559	5,524,226	6,350,837
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	321	362	359	376	398
Impact of loans retained by banking segment	(9)	(15)	(13)	(12)	(10)
As reported	312	347	346	364	388
Mortgage servicing rights asset ($000's) (7)	100,475	86,990	110,931	124,497	142,125
Employees' compensation and benefits ($000's)	102,748	121,758	134,814	145,401	166,248
Variable compensation expense ($000's)	56,243	73,208	88,153	97,081	115,486

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.5 million, $0.5 million, $0.6 million, $0.4 million, and $0.2 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.2 million, $0.2 million, and $0.2 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Noted balances and ratios during all prior periods reflect certain reclassifications to conform to current period presentation.
(6)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2022	2021	2021	2021	2021
Tier 1 capital (to average assets):
PlainsCapital	9.74%	10.20%	10.02%	10.22%	10.50%
Hilltop	12.46%	12.58%	12.64%	12.87%	13.01%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.37%	16.00%	15.40%	15.00%	14.74%
Hilltop	21.27%	21.22%	21.28%	20.22%	19.63%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.37%	16.00%	15.40%	15.00%	14.74%
Hilltop	21.27%	21.22%	21.28%	20.82%	20.22%
Total capital (to risk-weighted assets):
PlainsCapital	16.18%	16.77%	16.32%	15.95%	15.64%
Hilltop	23.85%	23.75%	24.00%	23.48%	22.96%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets Portfolio Data	2022	2021	2021	2021	2021
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	6,153	6,601	5,705	7,211	10,668
Commercial and industrial	18,486	22,478	29,808	33,033	36,144
Construction and land development	1	2	366	474	501
1-4 family residential	18,723	21,123	25,255	27,100	30,937
Consumer	21	23	24	26	26
Broker-dealer	—	—	—	—	—
	43,384	50,227	61,158	67,844	78,276
Troubled debt restructurings included in accruing loans held for investment ($000's)	890	922	1,038	1,139	1,584
Non-performing loans ($000's)	44,274	51,149	62,196	68,983	79,860

Non-performing loans as a % of total loans	0.47%	0.52%	0.64%	0.66%	0.77%

Other real estate owned ($000's)	2,175	2,833	21,605	21,078	19,899

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's)	46,449	53,982	83,801	90,061	99,759

Non-performing assets as a % of total assets	0.25%	0.29%	0.47%	0.51%	0.56%

Loans past due 90 days or more and still accruing ($000's) (2):	87,489	60,775	175,734	245,828	265,230

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications through January 1, 2022. The Bank’s COVID-19 payment deferral programs since the second quarter of 2020 allowed for a deferral of principal and/or interest payments with such deferred principal payments due and payable on the maturity date of the existing loan. The Bank’s actions through 2021 included approval of COVID-19 related loan modifications, resulting in active loan modifications of approximately $4 million, $17 million, $76 million, and $130 million as of December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended March 31,
	2022			2021
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,467,998	$11,966	3.26%	$2,573,085	$16,233	2.52%
Loans held for investment, gross (2)	7,839,047	78,442	4.06%	7,645,883	88,044	4.62%
Investment securities - taxable	2,768,849	15,581	2.25%	2,267,709	10,233	1.80%
Investment securities - non-taxable (3)	324,084	2,888	3.56%	284,001	2,280	3.21%
Federal funds sold and securities purchased under agreements to resell	157,313	136	0.35%	93,525	—	0.00%
Interest-bearing deposits in other financial institutions	3,116,369	1,427	0.19%	1,565,879	582	0.15%
Securities borrowed	1,455,166	8,817	2.42%	1,452,704	28,972	7.98%
Other	54,602	750	5.57%	49,916	762	6.18%
Interest-earning assets, gross (3)	17,183,428	120,007	2.83%	15,932,702	147,106	3.70%
Allowance for credit losses	(92,239)			(149,397)
Interest-earning assets, net	17,091,189			15,783,305
Noninterest-earning assets	1,401,584			1,559,039
Total assets	$18,492,773			$17,342,344

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$8,201,824	$4,193	0.21%	$7,626,575	$7,741	0.41%
Securities loaned	1,371,816	7,472	2.21%	1,355,945	25,486	7.62%
Notes payable and other borrowings	1,249,222	7,881	2.56%	1,130,068	8,014	2.85%
Total interest-bearing liabilities	10,822,862	19,546	0.73%	10,112,588	41,241	1.65%
Noninterest-bearing liabilities
Noninterest-bearing deposits	4,507,661			3,729,994
Other liabilities	631,790			1,101,972
Total liabilities	15,962,313			14,944,554
Stockholders’ equity	2,504,383			2,371,281
Noncontrolling interest	26,077			26,509
Total liabilities and stockholders' equity	$18,492,773			$17,342,344

Net interest income (3)		$100,461			$105,865
Net interest spread (3)			2.10%			2.05%
Net interest margin (3)			2.37%			2.69%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.5 million and $0.2 million for the three months ended March 31, 2022 and 2021, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, April 22, 2022. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review first quarter 2022 financial results. Interested parties can access the conference call by dialing 1-844-200-6205 (United States), 1-833-950-0062 (Canada) or 1-929-526-1599 (all other locations) and then using the access code 352794. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At March 31, 2022, Hilltop employed approximately 4,800 people and operated approximately 400 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “progressing,” “projects,” “seeks,” “should,” “target,” “view,” “well-tuned,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) the COVID-19 pandemic and the response of governmental authorities to the pandemic and disruptions in global or national supply chains, which have had, and may continue to have, an adverse impact on the global economy and our business operations and performance; (vi) transitions away from the London Interbank Offered Rate; and (vii) risks associated with concentration in real estate related loans. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.